UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   March 29, 2007

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2100 Logic Drive, San Jose, California		95124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) Election of Directors

(1)           On March 29, 2007, Xilinx, Inc. (the “Company”) appointed Marshall C. Turner to its Board of Directors.

(2)           Mr. Turner was appointed to the Board of Directors on the recommendation of the Company’s Nominating and Governance Committee.  There is no arrangement or understanding between Mr. Turner and any other persons pursuant to which Mr. Turner was selected as a director.

(3)           At this time, Mr. Turner has not been appointed to any committees of the Board of Directors of the Company and there are no fixed expectations to appoint him to any particular committee.

(4)           No information is required by Item 404(a) of Regulation S-K.

(5)           Beginning on April 1, 2007, the Company will pay each of its non-employee directors serving on the Company’s Board of Directors $60,000 per year for service as a director.  Mr. Turner will be paid a pro rated amount equal to $250 for his service as a non-employee director for the Company’s fiscal year ended March 31, 2007.  Pursuant to the Company’s 1997 Stock Plan, upon his appointment Mr. Turner was automatically granted a non-qualified stock option to purchase 36,000 shares of the Company’s common stock (the “Initial Grant”).  The Initial Grant shall become exercisable as to 25% of the total number of shares subject to the Initial Grant upon Mr. Turner’s completion of one year of service and, thereafter, at the rate of 1/48th of the total number of shares subject to the Initial Grant in 36 equal, successive monthly installments upon his completion of each month of service over the 36-month period measured from the first anniversary of the date of grant.  On the first trading day in January of each year beginning in 2008, so long as Mr. Turner is and for the previous six months shall have been an outside director, he shall automatically be granted a non-qualified stock option to purchase 18,000 shares of the Company’s common stock (each an “Annual Grant”) pursuant to the terms of the Company’s 2007 Equity Incentive Plan.  Each Annual Grant shall become exercisable as to 1/48th of the total number of shares subject to the Annual Grant in 48 equal, successive monthly installments upon his completion of each month of service over the 48-month period measured from the date of grant.

A copy of the Company’s March 30, 2007 press release announcing Mr. Turner’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	XILINX, INC.

	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated March 30, 2007.